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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    July 11, 2001
                                                 -------------------------------




                            IMSCO Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                  000-24520                     04-3021770
----------------------------    ----------------             -------------------
(State or other jurisdiction     (Commission                    (IRS Employer
    of incorporation)            File Number)                Identification No.)


                5092 S. Jones Boulevard, Las Vegas, Nevada 89118
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (702) 967-6000
                                                   -----------------------------

                      8450 East Crescent Parkway, Suite 100
                        Greenwood Village, Colorado 80111
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(a) On July 11, 2001, Global Sports & Entertainment, Inc., a Delaware corporation ("Global Sports"), and TurfClub.com, Inc., a California corporation ("TurfClub"), completed a reverse acquisition of the Registrant pursuant to which the Registrant acquired all of the outstanding shares of Global Sports and TurfClub stock in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to an Agreement of Plan of Reorganization dated July 6, 2001, the Registrant issued to the shareholders of Global and TurfClub a total of 669,464 shares of the Registrant's Series B Preferred Stock. Concurrent with the closing of the Reorganization, the Registrant closed the private placement sale of 64,000 units, each unit consisting of one share of its Series C Preferred Stock and one warrant to purchase an additional Series C Preferred share, for $1,500,000. In connection with the Reorganization, the Registrant issued 4,800 shares of its Series B Preferred Stock to an unaffiliated party in payment of a broker's commission.

         Each share of the Registrant's Series B and Series C Preferred Stock is convertible into 125 shares of the Registrant's common stock. The Registrant intends to seek shareholder approval of (i) an increase in its authorized common stock to 50 million shares and preferred stock to 5 million shares, (ii) a 1 for 4 reverse split of the outstanding common shares of the Registrant, and (iii) a change in its corporate name to "Global Sports & Entertainment, Inc." Upon the effectiveness of the increase in its authorized common stock and reverse split, the shares of Series B Preferred Stock issued to the former shareholders of Global Sports and TurfClub shall automatically convert into a total of 20,920,750 shares (as adjusted for the split) of the Registrant's common stock, and the outstanding Series C Preferred Stock shall be convertible, at the holder's option, into a total of 2,000,000 shares (as adjusted for the split) of the Registrant's common stock.

         In connection with the Reorganization, all of the pre-Reorganization officers and directors of the Registrant resigned and Wayne Allyn Root, Douglas
R. Miller and Thomas G. Muehlbauer were appointed as directors of the Registrant. Mr. Root was also appointed to serve as Chairman of the Board and Chief Executive Officer, Mr. Miller was appointed to serve as President and Chief Operating Officer. Mr. Muehlbauer was appointed to serve as Chief Financial Officer and Executive Vice President.

         (b) The table below sets forth certain information with respect to beneficial ownership of our stock as of July 20, 2001 by:

         o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common or preferred stock;

         o        each of our executive officers and directors; and

         o        all of our officers and directors as a group.

         The information provided reflects projected ownership of common stock assuming that all outstanding shares of Series B and Series C Preferred Stock have been converted into common stock and the proposed 1 for 4 reverse split has been effected. Accordingly, percentages are computed using a denominator of 26,820,750 shares of common stock outstanding.

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                                                                      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER OF SHARES (1)         CLASS
----------------------------------------- ------------------------ -------------

Wayne Allyn Root                                 4,126,200               15.4%
5092 S. Jones Boulevard
Las Vegas, Nevada  89119

Douglas R. Miller                                3,625,408(2)            13.5%
5092 S. Jones Boulevard
Las Vegas, Nevada  89119

Thomas G. Muehlbauer                             1,739,003                6.5%
5092 S. Jones Boulevard
Las Vegas, Nevada  89119

Kerlee Inter Vivos Trust                         3,625,408(2)            13.5%
5092 S. Jones Boulevard
Las Vegas, Nevada  89119

Hadfield Jackson                                 3,130,206               11.7%
5092 S. Jones Boulevard
Las Vegas, Nevada  89119

Trilium Holdings Ltd.                            4,000,000(3)            13.9%
Charlotte House
Charlotte Street
Nassau, Bahamas

All officers and directors as a group            9,490,611               35.4%
(3 persons)

-----------------------------------------
(1)      Figures are approximate due to rounding.
(2) Represents shares held in the record name of the Kerlee Inter Vivos Trust. Douglas R. Miller is a beneficiary of the Kerlee Inter Vivos Trust.
(3) Includes 2,000,000 common shares underlying presently exercisable warrants.
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ITEM 5.  OTHER EVENTS.

         Within approximately the next 40 days, the Registrant expects to change its name to Global Sports & Entertainment, Inc. and effect the reverse split described in Item 1(a) above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b)  Financial Statements and Pro Forma Financial Information.
                  --------------------------------------------------------

                  The Registrant intends to file the required financial statements and pro forma financial information by way of an amendment to this Form 8-K on or before September 24, 2001.

         (c)      Exhibits.
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                  2.1      Agreement and Plan of Reorganization dated July 6,
                           2001 between, among others, Registrant, Global Sports & Entertainment, Inc. and TurfClub.com, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

         On July 12, 2001, the Registrant elected to change its fiscal year end from December 31 to June 30. The Registrant will file a report on Form 10-KSB covering the transition period on or before October 9, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IMSCO Technologies, Inc.
                                          (Registrant)


Date:  July 24, 2001                      By: /s/ Thomas G. Muehlbauer
                                              ----------------------------------
                                              Thomas G. Muehlbauer,
                                              Chief Financial Officer